Exhibit 10.13

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

August 31, 2023

Mast Hill Fund, L.P.

48 Parker Road

Wellesley, MA 02482

Attn: Patrick Hassani

Mr. Hassani:

Reference is made to that certain Promissory Note in the principal amount of $878,000 issued by 1847 Holdings LLC (the “Company”) to Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) on February 22, 2023 (the “Note”). We also refer to that certain letter agreement, dated August 10, 2023, between the Company and the Holder. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note.

In accordance with Section 4.3 of the Note, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder desire to amend the Note as set forth below.

The definition of “Maturity Date” is hereby amended to read “August 31, 2024.”

Section 4.16 of the Note is hereby amended and restated in its entirety to read as follows:

“4.16 Amortization Payments.

(a) In addition to all other payment obligations under this Note, Borrower shall also make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date:	Payment Amount:
09/30/2023	$19,047
10/31/2023	$7,671
11/30/2023	$7,424
12/31/2023	$7,671
01/31/2024	$7,671
02/29/2024	$7,176
03/31/2024	$133,115
04/30/2024	$131,630
05/31/2024	$130,558
06/30/2024	$129,156
07/31/2024	$128,001
08/31/2024	$126,722

(b) Notwithstanding anything to the contrary in the Note, the Holder agrees not to convert this Note pursuant to Article I hereof unless the Company fails to make an Amortization Payment when due.”

In consideration for the amendments described herein, the Company hereby agrees to pay to the Holder a fee of $76,453.60 (the “Amendment Fee”) within one (1) business day of the date hereof. For the avoidance of doubt, the Amendment Fee is in addition to the payments due under the Note as set forth above.

Except as amended as set forth above, the Note shall continue in full force and effect.

By signing below, the parties hereto hereby consent and agree to amend the terms of the Note and the Holder agrees to the Amendment Fee as consideration therefor, as set forth herein.

Very truly yours,

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

MAST HILL FUND, L.P.

By:	/s/ Patrick Hassani
Name:	Patrick Hassani
Title:	Chief Investment Officer